Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated December 29, 2009 with respect to the consolidated financial statements and internal control over financial reporting included in the Annual Report of Asta Funding, Inc. on Form 10-K for the year ended September 30, 2009. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Asta Funding, Inc. on Forms S-8 (File No. 333-142201, effective April 18, 2007, File No. 333-99911, effective September 20, 2002, and File No. 333-38836, effective June 8, 2000).

/s/  Grant Thornton LLP

New York, New York
December 29, 2009

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